EMPLOYMENT AGREEMENT
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THIS EMPLOYMENT AGREEMENT (the  Agreement ) is made as of _____________, 1999, by and between Policy Management Systems Corporation, a South Carolina corporation ( Employer ), and MICHAEL W. RISLEY ( Employee ).

WHEREAS,  Employer currently employs Employee as its Executive Vice President;
and

WHEREAS,  Employer   and   Employee   are  desirous  of  continuing  Employees
employment with Employer for the period, and on the terms and conditions, set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations herein contained, the parties hereby agree as follows:

1.         EMPLOYMENT.  Employer hereby employs Employee, and Employee accepts
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such  employment,  according  to  the  terms  and conditions set forth in this
Agreement.

2.          TERM.
            ----

(i) The term of Employee's employment hereunder shall be for a period commencing on November 10, 1998 and continuing through December 31, 2003 (the Normal Term ); provided, however, that effective as of December 31, 1999, and
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as  of  each  December 31 thereafter, the Normal Term shall be extended for an
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additional 12-month period unless, not later than six (6) months prior to such
December 31, either party hereto shall have given notice to the other that the
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Normal Term shall not be so extended.  Notwithstanding the foregoing, Employee
s  employment  by  Employer  hereunder  may  be earlier terminated, subject to
Section 8 hereof. The period of time between the commencement and termination of Employee's employment hereunder shall be referred to herein as the Employment Period.

(ii) In the event of a Change in Control as defined in Section 8 of this Agreement, the Normal Term shall be extended for an additional 12-month period.

3.          POSITION  AND  SERVICES.
            -----------------------

(i) Employee shall hold the position of Executive Vice President of Employer, or such other position as may be determined by the Employer's
Board of Directors (the Board ). Employee shall have such duties, responsibilities, and authority with respect to such position as are consistent with the duties, responsibilities, and authority he has as of the date of the execution of this Agreement or such other responsibilities, duties, and authority as from time to time may be assigned to Employee by the Board, including (but not limited to) serving on the Board, if elected.

(ii) Employee will be expected to be in the full-time employment of Employer, and to devote all of his business time, attention, and efforts to the performance of his duties hereunder. Notwithstanding the foregoing, Employee may make and manage passive personal business investments of his choice and serve in any capacity with any civic, educational, or charitable organization, or any trade association, without seeking or obtaining approval by the Board, provided such activities and service do not interfere or conflict with the performance of his duties hereunder or violate the provisions hereof.

4.          BASE  SALARY.
            ------------

(i) Employer shall pay to Employee an initial base salary at an annual rate of $375,000.00, subject to applicable income and employment tax withholdings and all other required and authorized payroll deductions and withholdings. Employee's salary shall be payable in accordance with Employer s payroll practices. Employee's annual base salary may be adjusted during the Employment Period in accordance with Employer's then-current compensation practices. During the Employment period, Employee's base salary rate shall not be reduced below the initial base salary rate provided hereunder, nor below any increased base salary rate that may be effected as provided hereunder.

(ii) In the event of a Change in Control as defined in Section 8 of this Agreement, Employee's base salary, as in effect immediately prior to such Change in Control, shall be increased to 150% of such base salary.

5.          INCENTIVE  PAY.  In addition to Employee's base salary as provided
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above,  Employee shall be eligible for an annual cash incentive bonus for each
calendar  year  during  the  Employment  Period.   Such bonus shall provide an
opportunity for Employee to earn additional annual compensation equal to not less than forty percent (40%) of his base salary under a program of defined goals, including personal and/or unit and/or group and/or corporate goals.

6.          EMPLOYEE  BENEFITS AND PERQUISITES.  Employee shall be entitled to
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receive  the same standard employment benefits as similarly situated executive employees of Employer receive from time to time. Employee shall be entitled to fully participate in all of Employer's future employee benefit programs for executive employees generally, in accordance with their then-existing terms. Nothing herein shall be interpreted as limiting Employer's right to amend or terminate any employee benefit plan or program at any time in any manner as applied to similarly situated executive employees of Employer generally. Employee shall also be entitled to receive the same standard perquisites as similarly situated executive employees of Employer receive from time to time, including, without limitation, the use of an automobile selected by Employer.

7.        WORKING FACILITIES.  Employee shall be furnished an office, personal
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secretary,  and  other  facilities  and  services suitable to his position and adequate for the performance of his duties, which shall be substantially similar to those available from time to time to similarly situated executive employees of Employer.

8.          TERMINATION.   This Agreement does not grant Employee any right or
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entitlement  to  be  retained  by  Employer, and shall not affect or prejudice
Employer's right to discharge Employee in accordance herewith. Employer may terminate Employee's employment hereunder immediately for any reason. In the
event  of  termination  of  Employee's  employment   under  the  circumstances
described below in this Section 8, Employee shall be entitled to the severance pay specified herein.

(A)         TERMINATION BY EMPLOYER FOR CAUSE.  In the event of termination of
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Employee's employment hereunder by Employer  For Cause,  Employee shall not be entitled to any severance pay, except as otherwise provided in any applicable benefits plans of Employer that cover Employee.

A termination of Employee's employment hereunder by Employer shall be deemed to have occurred For Cause if, within a reasonable period after such termination, a good faith finding shall be made by a majority of the Board that such termination occurred as a result of any of the following: (A) any act committed by Employee which shall represent a breach in any material respect of any of the terms of this Agreement and which breach is not cured within thirty (30) days of receipt by Employee of written notice from Employer of such breach; (B) improper conduct, consisting of any willful act or omission with the intent of obtaining, to the material detriment of Employer, any benefit to which Employee would not otherwise be entitled; (C) improper conduct consisting of sexual harassment or act of moral turpitude; (D) gross negligence, consisting of wanton and reckless acts or omissions in the performance of Employee's duties to the material detriment of Employer; (E) bad faith in the performance of Employee's duties, consisting of willful acts or omissions, to the material detriment of Employer, including excessive unexcused absence from work; (F) use of illegal drugs or unauthorized use of alcohol in the workplace or being under the influence of illegal drugs or alcohol while at work; or (G) any conviction of, or plea of nolo contendere to, a crime (other than a traffic violation) that constitutes a felony under the laws of the United States or any political subdivision thereof. Employer shall provide written notice to Employee, within a reasonable time period, that the Board is convening for purposes of determining whether Employee's termination of employment was For Cause and Employee (or his representative) shall have the right to appear before the Board in connection with such determination.

(B)          TERMINATION  BY  EMPLOYER  OTHER THAN FOR CAUSE.  In the event of
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termination of Employee's employment hereunder by Employer prior to the end of the Normal Term other than For Cause as described above, Employee shall be entitled to severance payments in the form of continuation of Employee's base salary, as in effect immediately prior to such termination, for the remainder
of  the  Normal  Term.    For
the remainder of the Normal Term Employee shall also receive an annual payment equal to:

(i) the highest annual bonus paid to Employee with respect to his performance during the two calendar years preceding his termination of employment, if such termination is before a Change in Control; or

(ii) 150% of the highest annual bonus paid to Employee with respect to his performance during the two calendar years preceding his termination of employment, if such termination is after a Change in Control.

Such payment shall be made in equal monthly installments commencing the first day of the first month following such termination.

(C)        TERMINATION BY EMPLOYEE FOR GOOD REASON BEFORE OR AFTER A CHANGE IN
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CONTROL.    In  the event of termination of Employee's employment hereunder by
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Employee prior to the end of the Normal Term  For Good Reason,  Employee shall be entitled to severance payments in the form of continuation of Employee's base salary, as in effect immediately prior to such termination, for the remainder of the Normal Term. For the remainder of the Normal Term Employee shall also receive an annual payment equal to:

(i) the highest annual bonus paid to Employee with respect to his performance during the two calendar years preceding his termination of employment, if such termination is before a Change in Control; or

(ii) 150% of the highest annual bonus paid to Employee with respect to his performance during the two calendar years preceding his termination of employment, if such termination is after a Change in Control.

Such payment shall be made in equal monthly installments commencing the first day of the first month following such termination.

The employment of Employee hereunder shall be deemed to have been terminated For Good Reason upon termination of employment by Employee following a constructive termination event, subject to the provisions of this subsection
(c).

For purposes hereof, the following shall constitute constructive termination events if such events occur prior to a Change in Control (as hereinafter defined): (1) any removal of Employee from the position of Executive Vice President; (2) any substantive reduction of Employee's duties, responsibilities, or authority; and (3) a material breach by Employer of any of its obligations to provide Employee with the compensation and benefits provided in Sections 4 through 7 hereof.

For purposes hereof, the following shall constitute constructive termination events if such events occur upon or after a Change in Control: (1) any reduction of Employee's salary; (2) failure to pay an annual bonus to Employee for each calendar year that ends after a Change in Control in an amount representing a percentage of Employee's salary at least as great as the average of the respective percentages of Employee's salary represented by Employee's bonuses for the three most recent calendar years before a Change in Control (with any of such calendar years during which no bonus was paid to be counted as 0% years); (3) a material reduction from pre-Change in Control levels in Employee's employee benefits and perquisites (other than bonus plans which are covered above), unless Employer provides a substitute benefit that is at least as favorable on an after-tax basis; (4) a material reduction in Employee's title, position, reporting relationship, responsibilities, or authority; and (5) a relocation of Employee's office by more than thirty-five
(35)  miles  that  increases  Employee's  travel  distance  from  home.

An event described above as a constructive termination event shall be treated as a constructive termination event hereunder following the expiration of thirty (30) days from the date Employee has notified Employer of the occurrence of such event and his intention to treat such event as a constructive termination event and terminate his employment on the basis thereof, provided that Employer has not cured the constructive termination event before the expiration of such thirty (30) day period. Any notice given by Employee under this paragraph shall be effective only if given to Employer in writing within forty-five (45) days after the event in question.

A   Change in Control  shall be deemed to have taken place upon the occurrence of  one  of  the  following  events:

(1) any person (as such term is defined in Section 3 (a) (9) of the Exchange Act and as used in Sections 13 (d) (3) and 14 (d) (2) of the Exchange
Act) is or becomes a beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 33 1/3 % or more of the combined voting power of the Company s then outstanding securities eligible to vote for the election of the Board (the Company Voting Securities ); provided, however, that the event described in this paragraph shall not be deemed to be a Change in Control by virtue of any of the following situations: (i) an acquisition by the Company or any of its subsidiaries; (ii) an acquisition by any employee benefit plan or employee stock plan sponsored or maintained by the Company or any of its subsidiaries or any trustee or fiduciary with respect to such plan; or (iii) an acquisition by any underwriter temporarily holding Company Voting Securities pursuant to an offering of such securities;

(2) individuals who, as of the date hereof, constitute the Board (the Incumbent Board ) cease for any reason to constitute at least a majority thereof;

provided, however, that any person becoming a director subsequent to the date hereof, whose election, or nomination for election, by the Company s shareholders was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board who are then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this paragraph (2), considered as though such person were a member of the Incumbent Board, but excluding for this purpose any individual elected or nominated as a director of the Company as a result of any actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board;

(3) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any of its subsidiaries that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in connection with the transaction or otherwise (a Business Combination ), unless (i) immediately following such Business Combination: (A) more than 50% of the total voting power of the corporation resulting from such Business Combination (the Surviving
Corporation ) or, if applicable, the ultimate parent corporation which directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the Parent Corporation ), is represented by Company Voting Securities that were outstanding immediately prior to the Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan or employee stock plan sponsored or maintained by the Surviving Corporation or Parent Corporation or any trustee or fiduciary with respect to any such plan) is or becomes the beneficial owner, directly or indirectly, of 33 1/3% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), following the Business Combination, were members of the Incumbent Board at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination or
(ii) the Business Combination is effected by means of the acquisition of Company Voting Securities from the Company, and prior to such acquisition a majority of the Incumbent Board approves a resolution providing expressly that such Business Combination does not constitute a Change in Control under this paragraph (3); or

(4) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries, other than a sale or disposition of assets to a subsidiary of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 33 1/3% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which, by reducing the number of Company Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided, that if a Change in Control would occur as a result of such an acquisition by the Company (if not for the operation of this sentence), and after the Company's acquisition such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur.

For purposes of this Section 8 only, the term subsidiary means a corporation of which the Company owns directly or indirectly 50% or more of the voting power.

(D)         TERMINATION AT END OF NORMAL TERM.  In the event that either party
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hereto  exercises  its  right  under  Section  2  hereof  to  give  notice  of non-renewal of this Agreement and Employee's employment terminates at the end of the Normal Term, Employee shall not be entitled to any severance pay.

(E)          OTHER  TERMINATIONS.    In the event of termination of Employee's
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employment  hereunder for any reason other than those specified in subsections
(b) through (d) of this Section 8, Employee shall not be entitled to any severance pay, except as otherwise provided in any applicable benefit plans of Employer that cover Employee.

(F)          ACCRUED RIGHTS.  Notwithstanding the foregoing provisions of this
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Section  8, in the event of termination of Employee's employment hereunder for any reason, Employee shall be entitled to payment of any unpaid portion of his base salary, computed on a pro-rata basis through the effective date of termination, and payment of any amounts due to him under the terms of any incentive bonus, stock option, or employee benefit plan or program of Employer.

(G)          CONDITIONS  TO  SEVERANCE  BENEFIT.
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(i)         As conditions of Employee's continued entitlement to the severance payments provided by this Section 8, Employee is required to honor in accordance with their terms the provisions of Section 9, 10, 11, and 12
hereof.    In  the  event  that  Employee fails to abide by the foregoing, all payments to which Employee may otherwise have been entitled under this Section 8 shall immediately terminate and be forfeited, and any portion of the base salary continuation payments that may have been paid to Employee shall forthwith be
returned  to  Employer.    The  parties hereto agree that Employee is under no
affirmative obligation to seek to mitigate or offset the severance payments provided by this Section 8.

(ii) For purposes only of this Section, Employee shall be treated as having failed to honor the provisions of Sections 9, 10, 11, or 12 hereof only upon the vote of a majority of the Board following notice of the alleged failure by Employer to Employee, an opportunity for Employee to cure the alleged failure within a period of thirty (30) days from the date of such notice and an opportunity for Employee to be heard on the issue by the Board.

(H)     POTENTIAL EXCISE TAXES.  Should any payments made or benefits provided
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to  Employee  under  this  Agreement  be  subject to an excise tax pursuant to
Section 4999 of the Internal Revenue Code or any successor or similar provision thereto, or comparable state or local tax laws, Employer shall pay to Employee such additional compensation as is necessary (after taking into account all federal, state, and local income taxes payable by Employee as a result of the receipt of such compensation) to place Employee in the same after-tax position he would have been in, had no such excise tax (or any interest or penalties thereon) been paid or incurred. Employer shall pay such additional compensation upon the earlier of: (i) the time at which Employer withholds such excise tax from any payments to Employee; or (ii) thirty (30) days after Employee notifies Employer that Employee has filed a tax return which takes the position that such excise tax is due and payable in reliance on a written opinion of Employee's tax advisor that it is more likely than not that such excise tax is due and payable. If Employee makes any additional payment with respect to any such excise tax as a result of an adjustment to Employee's tax liability by any federal, state, or local authority, Employer shall pay such additional compensation within thirty (30) days after Employee notifies Employer of such payment.

9.       CONFIDENTIALITY.  Employee agrees that he will not at any time during
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the term hereof or thereafter for any reason, in any fashion, form, or manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm, corporation, or other business entity, in any manner whatsoever, any confidential information or trade secrets concerning the business of Employer (including the business of any unit thereof), including, without limiting the generality of the foregoing, the confidential information described in Exhibit A, which is attached hereto and incorporated herein by
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reference.    Employee  hereby  acknowledges  and  agrees that the prohibition against disclosure of confidential information recited herein is in addition to, and not in lieu of, any rights or remedies which Employer may have available pursuant to the laws of any jurisdiction or at common law to prevent
the   disclosure  of  confidential  information  or  trade  secrets,  and  the enforcement by Employer of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in law or equity absent this Agreement.

10.     PROPERTY OF EMPLOYER.  Employee acknowledges that from time to time in
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the  course of providing services pursuant to this Agreement he shall have the opportunity to inspect and use certain property, both tangible and intangible, of Employer, and Employee hereby agrees that said property shall remain the
exclusive   property  of  Employer,  and  Employee  shall  have  no  right  or proprietary  interest  in  such  property,  whether  tangible  or  intangible,
including,  without  limitation,   Employer's  customer  and  supplier  lists,
contract  forms,  books  of  account, computer programs, and similar property.

11.          NON-COMPETITION.    Employee agrees that he shall not, during the
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Employment  Period  and for a period of two (2) years after the termination or end thereof, directly or indirectly compete with Employer by engaging in the activities set forth in Exhibit B, which is attached hereto and incorporated
                          ---------
herein by reference (the Prohibited Activities ), within the geographic area which is set forth on Exhibit C, which is attached hereto and incorporated
                          ---------
herein by reference (the Restricted Area ). For purposes of this Section 11, Employee recognizes and agrees that Employer conducts and will conduct business in the entire Restricted Area and that Employee will perform his duties for Employer within the entire Restricted Area. Employee shall be deemed to be engaged in and carrying on said Prohibited Activities if he engages in said activities in any capacity whatsoever, including, but not limited to, by or through a partnership of which he is a general or limited partner or an employee engaged in said activities, or by or through a corporation or association of which he owns five percent (5%) or more of the stock or of which he is an officer, director, employee, member, representative, joint venturer, independent contractor, consultant, or agent who is engaged in said activities. Employee agrees that during the two (2) year period described above, he will notify Employer of the name and address of each Employer with whom he has accepted employment during said period and provide a description of his position and duties. Such notification shall be made in writing within thirty (30) days after Employee accepts any such employment.

12.         NON-SOLICITATION OF EMPLOYEES.  Employee agrees that he shall not,
            -----------------------------
during the Employment Period and for a period of two years after the termination thereof, for any reason, directly or indirectly induce or attempt to induce any employee of Employer to terminate his or her employment. Employee also will not, without prior written consent of Employer, offer employment either on behalf of himself or on behalf of any other individual or entity to any employee of Employer or to any terminated employee of Employer during the Employment Period and for a period of two years after the termination thereof for any reason.

13.       BREACH OF RESTRICTIVE COVENANTS.  The parties agree that a breach or
          -------------------------------
violation of Sections 9, 10, 11, or 12 hereof will result in immediate and irreparable injury and harm to Employer, who shall have, in addition to any and all remedies of law and other consequences under this Agreement, the right to an injunction, specific performance or other equitable relief to prevent the violation of the obligations hereunder.

14.          OPTION  AGREEMENT  AMENDMENTS.
             ------------------------------

(i) Notwithstanding the provisions of Section 16 of this Agreement, the provisions of any Stock Option/Non-Compete Agreements between the Employer and Employee which pre-date this Agreement are amended by this Agreement as follows:

(a) the definition of Change in Control in any Stock Option/Non-Compete Agreement is deleted and the definition of Change in Control contained in
Section  8  of  this  Agreement  is  substituted;  and

(b)          the provisions in Section 3C Additional Compensation in any Stock
                                          -----------------------
Option/Non-Compete Agreement is deleted from such Stock Option/Non-Compete Agreement.

(ii) In the event of a Change in Control as defined in Section 8, all unexercised stock options previously granted to Employee shall vest and become immediately exercisable in full and Employee shall be entitled to exercise any such rights for the longest period that could be granted to Employee under the terms of such plan.

15.       NOTICES.  Any notice required to be given pursuant to the provisions
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of  this  Agreement  shall  be  in writing and delivered personally or sent by registered or certified mail, return receipt requested, or by a nationally recognized overnight courier service, postage or delivery prepaid, to the party named at the address set forth below, or at such other address as each party may hereafter designate in a written notice to the other party delivered in accordance with the terms of this Section 15:

     Employer:          Policy  Management  Systems  Corporation
                        One  PMS  Center
                        Blythewood,  SC  29016
                        Attention:    General  Counsel

     Employee:          Michael  W.  Risley
                        4711  Melrose  Park  Court
                        Colleyville,  TX  76034

Any such notices shall be deemed to have been delivered when served personally or, in the case of Notices sent by registered or certified mail or courier, upon signature acknowledging receipt thereof.

16.          ENTIRE  AGREEMENT.
             -----------------

(A)          CHANGE,  MODIFICATION, WAIVER.  No change or modification of this
             -----------------------------
Agreement shall be valid unless it is in writing and signed by each of the parties hereto. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced. The failure of a party to insist upon strict performance of any provision of this Agreement in any one or more instances shall not be construed as a waiver or relinquishment of the right to insist upon strict compliance with such provision in the future.

(B)      INTEGRATION OF ALL AGREEMENTS.  This Agreement constitutes the entire
         -----------------------------
Agreement between the parties hereto with regard to the subject matter hereof, and there are no agreements, understandings, specific restrictions, warranties, or representations relating to said subject matter between the parties other than those set forth herein or herein provided for.

(C)      SEVERABILITY OF PROVISIONS.  In the event that any one or more of the
         --------------------------
provisions of this Agreement or any word, phrase, clause, sentence, or other portion thereof (including without limitation the geographical and temporal restrictions contained herein) shall be deemed to be illegal or unenforceable for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement as modified legal and enforceable to the fullest extent permitted under applicable laws.

17.      ASSIGNMENT.  The rights, duties, and obligations under this Agreement
         ----------
may not be assigned by either party, except that if there is a Change in Control as defined in Section 8, Employer may assign its rights and obligations hereunder to the person, corporation, partnership, or other entity which has gained such control. In addition, this Agreement shall be assignable by Employer to any entity acquiring all or substantially all of the assets of Employer. The provisions of this Agreement shall be binding on any such assignee.

18.       GOVERNING LAW.  This Agreement shall be governed by and construed in
          -------------
accordance  with  the  laws  of  the  state  of  South  Carolina.

19.          MISCELLANEOUS.
             -------------

(A)     FORM.  As employed in this Agreement, the singular form shall include,
        ----
if  appropriate,  the  plural.

(B)      HEADINGS.  The headings employed in this Agreement are solely for the
         --------
convenience and reference of the parties and are not intended to be descriptive of the entire contents of any paragraph and shall not limit or otherwise affect any of terms, provisions, or construction thereof.

20.          COUNTERPARTS.    This  Agreement  may  be executed in two or more
             ------------
counterparts,  each of which shall take effect as an original and all of which
        -
shall  evidence  one    and  the  same  Agreement.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

     EMPLOYER:
     POLICY MANAGEMENT SYSTEMS CORPORATION


     BY:  STEPHEN G. MORRISON, GENERAL COUNSEL

     EMPLOYEE:
     MICHAEL W. RISLEY

                                   EXHIBIT A

                          CONFIDENTIAL  INFORMATION


1. All software/systems (including all present, planned, and future software), whether licensed or unlicensed, developed by or on behalf of, or otherwise acquired by Policy Management Systems Corporation or any of its subsidiaries.

   "All  software/system"  shall  mean:

   all code in whatever form
   all data pertaining to the architecture and design of such software systems all documentation in whatever form all flowcharts any reproduction or recreation in whole or in part of any of the above in whatever form.

2.          All business plans and strategies including:

   strategic plans
   product plans
   marketing plans
   financial plans
   operating plans
   resource plans
   all research and development plans including all data produced by such efforts.

3. Internal policies, procedures, methods, and approaches which are unique to Policy Management Systems Corporation and are non-public.

4. Any information relating to the employment, job responsibility, performance, salary, and compensation of any present or future officer or employee of Policy Management Systems Corporation.

                                   EXHIBIT B


Acting in any capacity, either individually or with any corporation, partnership, or other entity, directly or indirectly, in providing, or proposing to provide, data processing software systems, related automation support services and information services to the insurance industry, including, but not limited to, application software, processing, consulting, and related services, in the performance of any of the following types of duties in any part of the insurance industry:

 1.       The  performance  of  the  sales  and  marketing  functions.

 2.       The  responsibility  for  sales  revenue  generation.

 3.       The  responsibility  for  customer  satisfaction.

 4. The responsibility for research and development of insurance database products.

 5. The responsibility for the research and development of information data processing systems and services.

 6.       The  providing  of  input  to  pricing  of  products.

 7.       The planning and management of data processing services resources.

 8. The coordination of the efforts of the various aspects of computer systems services organizations with other functions.

 9.       The  planning  and  management of information services resources.

10. The providing and management of an operations staff to support the above listed activities.

                                   EXHIBIT C
                                RESTRICTED AREA


Fifty mile radius of the city limits of the following cities:

Toronto,  Canada                                           Birmingham, Alabama

Columbus,  Ohio                                         Minneapolis, Minnesota

Cincinnati,  Ohio                                        San Diego, California

Chicago,  Illinois                                        Melbourne, Australia

Dallas/Fort  Worth,  Texas                               Indianapolis, Indiana

Los  Angeles,  California                                  St. Paul, Minnesota

Boston,  Massachusetts                                        Denver, Colorado

Philadelphia,  Pennsylvania                                    Mobile, Alabama

Hartford,  Connecticut                                     Seattle, Washington

San  Francisco,  California                              Bloomington, Illinois

New  York  City,  New  York                                   Des Moines, Iowa

Columbia,  South  Carolina                               San Juan, Puerto Rico

Sydney,  Australia                                              El Paso, Texas

Honolulu,  Hawaii                                            Detroit, Michigan

Jacksonville,  Florida                                        Phoenix, Arizona

Milwaukee,  Wisconsin                                       San Antonio, Texas

Montreal,  Canada                                          Baltimore, Maryland

Kansas  City,  Missouri                                   San Jose, California

Stanford,  Connecticut                                      Memphis, Tennessee

                              EXHIBIT C CONTINUED



Oklahoma  City,  Oklahoma                                     Washington, D.C.

Atlanta,  Georgia                                       New Orleans, Louisiana

Houston,  Texas                                                London, England

Miami,  Florida                                                  Paris, France

Princeton,  New  Jersey                                    St. Louis, Missouri

Cleveland,  Ohio                                          Nashville, Tennessee